Exhibit 99.1

Connecture, Inc. Announces Intention to Voluntarily Delist
from the Nasdaq Global Market and List on the OTCQX Market

BROOKFIELD, Wis. — October 20, 2017 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced that it has notified the Nasdaq Stock Market (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“the Commission”) to effect the voluntary withdrawal of its common stock from listing on the Nasdaq Global Market (the “NGM”).  The Company plans to file the Form 25 with the Commission on or about October 30, 2017 and expects that its common stock will be suspended and cease trading on the NGM effective upon the filing of Form 25.  The Company expects that the Form 25 will be effective on or about November 9, 2017.

The Company is currently taking the steps necessary so that its common stock may be quoted for trading in the OTCQX US Market, operated by OTC Markets, Inc., under its current trading symbol “CNXR” following the withdrawal from trading on the NGM.  The Company expects that its common stock will continue to trade in the OTCQX US Market so long as market makers demonstrate an interest in trading in the common stock.  The Company will remain a reporting company under the Securities Exchange Act of 1934, as amended, immediately following the voluntary withdrawal from the NGM.

As previously disclosed, the Company has received notices from Nasdaq that the Company is not in compliance with the $15 million minimum market value of publicly held shares continued listing standard, as required by Nasdaq Listing Rule 5450(b)(2)(C), and the minimum bid price of $1 per share continued listing standard, as set forth in Nasdaq Listing Rule 5450(a)(1).  If the Company were to remain on the NGM and not regain compliance with such Nasdaq Listing Rules by October 31, 2017 and November 27, 2017, respectively, its common stock would be subject to delisting by Nasdaq.  The Company’s Board of Directors approved the voluntary withdrawal of the Company’s common stock from listing on the NGM as a result of its assessment of the probability of the Company’s regaining compliance with the Nasdaq Listing Rules, the common stock’s current trading volume and price, and the costs of seeking to maintain eligibility to list the Company’s common stock on the NGM.

About Connecture

Connecture is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs.  Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers.  Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

Except for the historical statements contained herein, the foregoing release may contain forward-looking information, including statements about the anticipated timing of effectiveness of the delisting of Connecture’s common stock from the NGM, the anticipated quotation of its common stock on the OTCQX US Market, and the orderliness and timing of the transition of trading in its common stock.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements involve risks and uncertainties, including activities, events or developments that Connecture expects, believes or anticipates will or may occur in the future.  A number of factors could cause actual results to differ from those indicated in the forward looking statements, including Connecture’s failure or the failure of others to timely comply with applicable rules of the NGM, the Commission, the OTCQX US Market or the Financial Industry Regulatory Authority (“FINRA”) or the other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Vincent Estrada

Chief Financial Officer

Connecture, Inc.

Phone: 262-432-8210

vestrada@connecture.com

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com

Source: Connecture, Inc.